                                                                   EXHIBIT 99.a2

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 14th day of June, 2004.

     WHEREAS, on March 26, 2004, the Board of Trustees of American Century
International Bond Funds (the "Trust") amended and restated the Trust's
Agreement and Declaration of Trust (the "Declaration of Trust");

     WHEREAS, the Trustees have determined that it is in the best interests of the Trust to create a new class of the International Bond Fund Series, to be designated as the "Institutional Class"; and

     WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect the addition of the Institutional Class to the International Bond Fund Series.

     NOW, THEREFORE, BE IT RESOLVED, that the Declaration of Trust is hereby amended, as of June 14, 2004, by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS WHEREOF, a majority the Trustees do hereto set their hands.

/s/ Albert A. Eisenstat                    /s/ Ronald J. Gilson
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Albert A. Eisenstat                        Ronald J. Gilson

/s/ Kathryn A. Hall                        /s/ William M. Lyons
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Kathryn A. Hall                            William M. Lyons

/s/ John B. Shoven                         /s/ Jeanne D. Wohlers
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John B. Shoven                             Jeanne D. Wohlers

                                   SCHEDULE A
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

    Series                          Class             Date of Establishment
    ------                          -----             ---------------------

    International Bond Fund     Investor Class              08/28/1991
                                Advisor Class               08/01/1997
                                Institutional Class         06/24/2004

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.